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                                                                   EXHIBIT 23.10



               CONSENT TO SERVE AS DIRECTOR OF STAFFMARK, INC.

     I, Charles A. Sanders, M.D., a resident of Durham, North Carolina, having been designated by the Board of Directors of StaffMark, Inc. (the "Company") as a nominee to serve on the Board of Directors of the Company, hereby consent to serve as a director, and shall assume such position upon notice of proper election; such consent being conditional upon and subject to the closing of the Company's initial public offering of its common stock, $.01 par value.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this date.




                                        SIGNATURE:



                                        /s/ CHARLES A. SANDERS, M.D.
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                                        Charles A. Sanders, M.D.

                                        DATE: September 17, 1996
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